Exhibit 21.1

Hub International Limited

Subsidiaries as of 2/22/2007

Subsidiary	Incorporated Under the Laws of
798676 Alberta Ltd.	Alberta, Canada
805977 Alberta Ltd.	Alberta, Canada
ABCO Insurance Underwriters, Inc.	Florida
ABCO Premium Finance, Inc.	Florida
American Coverage Administrators, Inc.	Delaware
Assurances Réal Guérin Inc.	Quebec, Canada
Beacon Underwriting Ltd.	British Columbia, Canada
Blade Premium Finance Company, Inc.	New York
Brewer & Lord LLC	Massachusetts
Brewer & Lord Insurance Advisors, Inc.	Massachusetts
Burnham Stewart Reinsurance Ltd.	Turks & Caicos
Claims Administration Corporation	Delaware
Chartier, Moisan & Associés Inc.	Quebec, Canada
Coburn Insurance Agency, Inc.	Vermont
Cross Border Underwriting Services Inc.	Ontario, Canada
eBenefits Group, LLC	Connecticut
Ernst-Roy Hobbs Inc.	Quebec, Canada
Gecko Reinsurance Company, Ltd.	Bermuda
Gestion Christian Chartier Ltée	Quebec, Canada
HILP 2 LLC	Delaware
HILP 3 LLC	Delaware
HILP 4 LLC	Delaware
HILP 5 LLC	Delaware
HILP 6 LLC	Delaware
HILP 7 LLC	Delaware
HILP 8 LLC	Delaware
HILP 10 LLC	Delaware
HILP 11 LLC	Delaware
HILP 12 LLC	Delaware
HILP 13 LLC	Delaware
HILP 14 LLC	Delaware
HILP 15 LLC	Delaware
Hub Capital Inc.	Ontario, Canada
Hub Financial Inc.	Ontario, Canada
Hub Hungary Liquidity Management Limited Liability Company	Hungary
Hub Insurance Partners (General Partnership)	Massachusetts
Hub International (Brentwood) Ltd.	British Columbia, Canada
Hub International (Richmond Auto Mall) Ltd.	British Columbia, Canada
Hub International Barton Limited	British Columbia, Canada
Hub International Florida, Inc.	Florida
Hub International Group Northeast Inc.	Delaware
Hub International Gulf South Limited	Louisiana
Hub International Inc.	Delaware
Hub International Limited Partnership	Delaware
Hub International Midwest Limited	Indiana
Hub International New England II, LLC	Massachusetts
Hub International New England III, LLC	Massachusetts
Hub International New England, LLC	Massachusetts
Hub International Northeast Limited	Delaware
Hub International Northwest LLC	Washington

Hub International Limited

Subsidiaries as of 2/22/2007

Subsidiary	Incorporated Under the Laws of
Hub International of California Insurance Services, Inc.	California
Hub International Ontario Limited	Ontario, Canada
Hub International Partners Limited	Ontario, Canada
Hub International Pennsylvania LLC	Pennsylvania
Hub International Personal Insurance Ltd.	New Jersey
Hub International Quebec Limited	Quebec, Canada
Hub International Southwest Agency Limited	New Mexico
Hub International Transportation Insurance Services, Inc.	Utah
Hub International TOS Limited	British Columbia, Canada
Hub U.S. Holdings, Inc.	Delaware
Hub-BHJ Insurance, Inc.	Wyoming
Impact Select Group, Inc.	Texas
Louis A. Lorange, Inc.	Quebec, Canada
MBA/BIG Management Partners, L.L.C.	Michigan
National Premium Finance Company	Vermont
Park Brokerage, Ltd.	Bermuda
Pension Services, Inc.	New Mexico
Program Brokerage Corporation	Delaware
Satellite Acquisition Corporation	Washington
Société De Gestion Pierre C. Paquette Inc.	Quebec, Canada
Spectrum Financial Services, Inc.	Massachusetts
Talbot Agency of Arizona, Inc.	Arizona
Talbot Financial Corporation	Washington
Talbot-Northern New Mexico Insurance Agency, Inc.	New Mexico
THB Intermediaries, Inc.	New York
The Feitelberg Company LLC	Delaware
The Feitelberg Company of Rhode Island, Inc.	Rhode Island
The Wholesale Insurance Group Inc.	Ontario, Canada